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Exhibit 99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 373-9600

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES STRONG
FOURTH QUARTER RESULTS WITH NET OPERATING REVENUES
UP 22.2% AND EBITDA UP 13.3%

COMPLETES YEAR 2002 WITH NET OPERATING REVENUES
UP 29.9% AND EBITDA UP 17.3%

ACQUIRED ONE HOSPITAL (154 BEDS) DURING
FOURTH QUARTER AND SEVEN HOSPITALS (676 BEDS)
IN JANUARY 2003

        BRENTWOOD, Tenn. (February 26, 2003)—Community Health Systems, Inc. (NYSE: CYH) today announced strong financial and operating results for the fourth quarter and year ended December 31, 2002.

        Net operating revenues for the fourth quarter ended December 31, 2002 totaled $583.5 million, a 22.2% increase compared with $477.5 million for the same period last year. EBITDA for the fourth quarter of 2002 was $94.7 million, compared with $83.6 million for the same period last year, representing a 13.3% increase. Income before extraordinary item was $28.4 million, or $0.28 per share (diluted), compared with $18.0 million, or $0.18 per share (diluted), for the same period last year. Net income was $28.4 million, or $0.28 per share (diluted), on 108.4 million weighted average shares (diluted) outstanding for the quarter ended December 31, 2002 (including the assumed conversion of the convertible notes), compared with $14.2 million, or $0.15 per share (diluted), after the 2001 extraordinary charge, on 97.9 million average shares (diluted) outstanding for the same period last year. Refer to page 4 for "Financial Highlights."

        The consolidated financial results for the fourth quarter ended December 31, 2002 reflect a 16.0% increase in admissions and a 16.3% increase in adjusted admissions, compared with the fourth quarter of 2001. On a same store basis, admissions increased 3.7%, adjusted admissions increased 4.0%, and net revenues increased 10.3% compared with the same period last year.

        Net operating revenues for the year ended December 31, 2002 totaled $2.2 billion, a 29.9% increase compared with $1.7 billion for the same period last year. EBITDA for the year ended December 31, 2002 was $362.0 million, a 17.3% increase compared with $308.7 million for 2001. Income before

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

extraordinary item was $105.3 million, or $1.05 per share (diluted), for the year ended December 31, 2002, compared with $48.6 million, or $0.54 per share (diluted), for 2001. After the extraordinary charges, net income was $100.0 million, or $1.00 per share (diluted), on 108.4 million weighted average shares (diluted) outstanding for the year ended December 31, 2002 (including the assumed conversion of the convertible notes), compared with $44.7 million, or $0.50 per share (diluted), on 90.3 million average shares (diluted) outstanding for the prior year.

        During the third quarter of 2002, the Company refinanced its existing $1.1 billion credit agreement and repaid certain indebtedness and as a result recognized a $5.3 million after-tax extraordinary loss on the early extinguishment of debt. During the fourth quarter of 2001, the Company received $585 million in net proceeds from concurrent equity and convertible debt offerings and used these proceeds to repay a portion of its long-term debt. In connection with repayment, the Company recognized a $3.8 million after tax extraordinary loss on the early extinguishment of debt.

        The consolidated financial results for the year ended December 31, 2002, reflect a 23.8% increase in admissions and a 24.4% increase in adjusted admissions, compared with the same period last year. On a same store basis, admissions increased 4.4%, adjusted admissions increased 5.1%, and net revenues increased 9.7%, compared with the same period last year.

        The 10.7% and 20.1% increases in the weighted average number of shares (diluted) outstanding for the fourth quarter and the year ended December 31, 2002, respectively, compared to the same periods last year, are due principally to the Company's concurrent stock and convertible debt offerings in October 2001 and the effects of the assumed conversion of the convertible notes. The impact of the assumed conversion of the convertible notes was not significant enough to cause reported fully diluted income per share before extraordinary item or net income per share to decrease.

        "Community Health Systems delivered another outstanding performance in the fourth quarter of 2002, capping off a record year of growth for the Company," commented Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. "These impressive results reflect the strength of our proven operating model and, since going public, represent the eleventh consecutive quarter of improving same-store revenues and admissions for Community Health Systems, a critical measure of success in our industry. More importantly, we believe these results demonstrate that our hospitals are successful in meeting the healthcare needs of the communities they serve."

        The Company completed one acquisition of a not-for-profit hospital during the fourth quarter of 2002. With the acquisition of Lake Wales Medical Center (154 beds) in Polk County, Florida, the number of hospitals owned or leased increased to 63 in 22 states. The other acquisitions completed during 2002 were Gateway Regional Medical Center (396 beds) in Granite City, Illinois, acquired on January 1, 2002; Helena Regional Medical Center (155 beds) in Helena, Arkansas, acquired on March 1, 2002; Plateau Medical Center (90 beds) in Oak Hill, West Virginia, acquired on June 30, 2002; Lock Haven Hospital (77 beds) in Lock Haven, Pennsylvania, acquired on August 1, 2002; and Memorial Hospital of Salem County (140 beds) in Salem, New Jersey, acquired on September 30, 2002. Each of these not-for-profit hospitals is the sole provider of general hospital services in its community.

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

        Subsequent to December 31, 2002, the Company acquired seven West Tennessee hospitals (676 beds) from Methodist Healthcare of Memphis, Tennessee, bringing the total number of hospitals owned or leased to 70. Also announced on January 14, 2003, was the execution of a definitive agreement, subject to regulatory approvals, for the acquisition of Southside Regional Medical Center (408 beds) in Petersburg, Virginia.

        "Our acquisition strategy has been very successful as we again led the non-urban hospital industry with the completion of six acquisitions in 2002," added Smith. "In addition, on January 1, 2003, we further enhanced our portfolio with the acquisition of seven West Tennessee hospitals from Methodist Healthcare of Memphis, Tennessee. Our proven ability to acquire hospitals with a reputation for successfully operating facilities and developing positive community relations has continued to set a high standard for success in our industry. Our consistent execution over the past year provides us with confidence that we will continue to successfully meet our objectives for 2003, and deliver value to both our shareholders and the communities we serve."

        Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems is a leading operator of general acute care hospitals in non-urban communities throughout the country. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH."

        Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, February 27, 2003 at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call through the Company's web site at www.chs.net, or www.companyboardroom.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through March 27, 2003.

        Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-1 (Registration Statement No. 333-69064), Form 10-K for the year ended December 31, 2001, and Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

COMMUNITY HEALTH SYSTEMS, INC.
Financial Highlights
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2002		2001	2002		2001
Net operating revenues	$583,475		$477,502	$2,200,417		$1,693,625
EBITDA (a)	$94,730		$83,607	$361,964		$308,711
Income before extraordinary item	$28,411		$18,011	$105,258		$48,551	(b)
Net income	$28,411		$14,203	$99,984		$44,743	(b)
Income per share before extraordinary item:
Basic	$0.29		$0.19	$1.07		$0.55	(b)
Diluted	$0.28		$0.18	$1.05	(c)	$0.54	(b)
Net income per share:
Basic	$0.29		$0.15	$1.02		$0.51	(b)
Diluted	$0.28	(c)	$0.15	$1.00	(c)	$0.50	(b)
Weighted average number of shares outstanding:
Basic	98,572		96,147	98,421		88,382
Diluted	108,397	(c)	97,882	108,378	(c)	90,251

(a)
EBITDA consists of income before extraordinary items, interest, income taxes, depreciation and amortization, amortization of goodwill and minority interests in earnings. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate our operations and provide useful information to investors. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(b)
Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and other intangible assets", related to the non-amortization of goodwill. The adoption of SFAS No. 142 caused a favorable increase of $0.25 per share for the year ended December 31, 2002. When comparing 2002 results to 2001 results, on a pro forma basis, the adoption of SFAS No. 142 would have resulted in income before extraordinary item for the year ended December 31, 2001 of $73.4 million or $0.81 per share (diluted), representing a $0.27 increase based on the smaller number of shares outstanding in that period. When compared to the 2001 pro forma results, income before extraordinary item and income per share before extraordinary item (diluted) results for the year ended December 31, 2002 would have increased 43.5% and 29.6%, respectively.

(c)
Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly, must be included in the fully diluted calculation even though there is no actual decrease in the reported income per share before extraordinary item or net income per share (after tax interest savings of $2.2 million and $8.8 million, respectively, and 8.6 million shares added to the number of weighted average diluted shares).

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Net operating revenues	$583,475	$477,502	$2,200,417	$1,693,625

Operating expenses:
Salaries and benefits	233,896	192,947	886,734	666,048
Provision for bad debts	51,364	43,883	201,334	156,226
Supplies	65,822	54,978	254,687	196,008
Other operating expenses	137,663	102,087	495,698	366,632
Depreciation and amortization	31,801	24,501	118,218	90,913
Amortization of goodwill	—	7,368	—	28,755
Minority interests in earnings	375	—	2,236	—

Total expenses	520,921	425,764	1,958,907	1,504,582

Income from operations	62,554	51,738	241,510	189,043
Interest expense, net	14,821	17,833	62,860	94,548

Income before income taxes and extraordinary item	47,733	33,905	178,650	94,495
Provision for income taxes	19,322	15,894	73,392	45,944

Income before extraordinary item	28,411	18,011	105,258	48,551
Extraordinary loss from early extinguishment of debt, net of tax benefit of $3,372 and $2,435, respectively	—	3,808	5,274	3,808

Net income	$28,411	$14,203	$99,984	$44,743

Income per share before extraordinary item:
Basic	$0.29	$0.19	$1.07	$0.55

Diluted	$0.28	$0.18	$1.05	$0.54

Net income per share:
Basic	$0.29	$0.15	$1.02	$0.51

Diluted	$0.28	$0.15	$1.00	$0.50

Weighted average number of shares outstanding:
Basic	98,572	96,147	98,421	88,382

Diluted	108,397	97,882	108,378	90,251

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31,
	Consolidated			Same Store
	2002	2001	% Change	2002	2001	% Change
Number of hospitals (at end of period)	63	57		57	57
Licensed beds (at end of period)	6,310	5,391		5,298	5,391
Beds in service (at end of period)	4,939	4,139		4,301	4,139
Admissions	53,649	46,243	16.0%	47,951	46,243	3.7%
Adjusted admissions	98,292	84,551	16.3%	87,910	84,551	4.0%
Patient days	204,495	174,515	17.2%	179,996	174,515	3.1%
Average length of stay (days)	3.8	3.8		3.8	3.8
Occupancy rate (beds in service)	45.4%	46.0%		45.7%	46.0%
Net operating revenues	$583,475	$477,502	22.2%	$526,727	$477,502	10.3%
Net inpatient revenue as a % of
Total net operating revenues	53.3%	53.1%		53.2%	53.1%
Net outpatient revenue as a % of
Total net operating revenues	45.5%	45.6%		45.7%	45.6%
EBITDA as a % of net operating revenues	16.2%	17.5%		17.6%	17.5%
	For the Year Ended December 31,
	Consolidated			Same Store
	2002	2001	% Change	2002	2001	% Change
Number of hospitals (at end of period)	63	57		57	57
Licensed beds (at end of period)	6,310	5,391		5,298	5,391
Beds in service (at end of period)	4,939	4,139		4,301	4,139
Admissions	209,967	169,574	23.8%	176,959	169,574	4.4%
Adjusted admissions	387,311	311,238	24.4%	327,201	311,238	5.1%
Patient days	809,166	643,229	25.8%	660,922	643,229	2.8%
Average length of stay (days)	3.9	3.8		3.7	3.8
Occupancy rate (beds in service)	47.9%	46.7%		47.1%	46.7%
Net operating revenues	$2,200,417	$1,693,625	29.9%	$1,857,151	$1,693,501	9.7%
Net inpatient revenue as a % of
Total net operating revenues	52.5%	51.6%		52.3%	51.6%
Net outpatient revenue as a % of
Total net operating revenues	46.2%	47.2%		46.7%	47.2%
EBITDA as a % of net operating revenues	16.4%	18.2%		18.4%	18.2%

CYH Announces Fourth Quarter and Year Ended December 31, 2002 Results

February 26, 2003

COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$132,844	$8,386
Patient accounts receivable, net	400,442	360,852
Other current assets	114,440	116,121

Total current assets	647,726	485,359

Property and equipment	1,310,738	1,066,959
Less accumulated depreciation and amortization	(281,401)	(200,425)

Property and equipment, net	1,029,337	866,534

Goodwill, net	1,029,975	999,525

Other assets, net	102,458	100,046

Total assets	$2,809,496	$2,451,464

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$18,529	$58,691
Accounts payable and accrued liabilities	299,901	231,681

Total current liabilities	318,430	290,372

Long-term debt	1,173,929	980,083

Deferred income taxes and other long-term liabilities	102,832	65,344

Stockholders' equity	1,214,305	1,115,665

Total liabilities and stockholders' equity	$2,809,496	$2,451,464

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COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES STRONG FOURTH QUARTER RESULTS WITH NET OPERATING REVENUES UP 22.2% AND EBITDA UP 13.3%
COMPLETES YEAR 2002 WITH NET OPERATING REVENUES UP 29.9% AND EBITDA UP 17.3%
ACQUIRED ONE HOSPITAL (154 BEDS) DURING FOURTH QUARTER AND SEVEN HOSPITALS (676 BEDS) IN JANUARY 2003
COMMUNITY HEALTH SYSTEMS, INC. Financial Highlights (Unaudited) (In thousands, except per share amounts)
COMMUNITY HEALTH SYSTEMS, INC. Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
COMMUNITY HEALTH SYSTEMS, INC. Selected Operating Data (Unaudited) ($ in thousands)
COMMUNITY HEALTH SYSTEMS, INC. Condensed Consolidated Balance Sheets (Unaudited) ($ in thousands)